                                                                       Exhibit I
                                    AGREEMENT


     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of ISS Group, Inc.


     EXECUTED as a sealed instrument this 11th day of February, 1999.


                                       GREYLOCK EQUITY LIMITED PARTNERSHIP

                                       By: Greylock Equity GP Limited
                                           Partnership General Partner


                                       By: /s/ Henry F. McCance
                                          --------------------------------------
                                          Henry F. McCance
                                          Managing General Partner



                                       GREYLOCK EQUITY GP LIMITED PARTNERSHIP


                                       By: /s/ Henry F. McCance
                                          --------------------------------------
                                          Henry F. McCance
                                          Managing General Partner


                                        /s/ Henry F. McCance
                                       -----------------------------------------
                                       Henry F. McCance


stahl/39429105/13G99/iss.wpf


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